Mendocino Hires Gordian for Strategic Additional Financing

Ukiah, California (January 14, 2016) – Mendocino Brewing Company, Inc. (“Mendocino”) (OTCQB: MENB), a leading international craft brewer, announced today it has retained Gordian Group, LLC, a leading independent investment banking firm, to raise additional financing for the Company.

Chairman Vijay Mallya said, “We are very interested in supporting our fine products with fresh outside capital. Our employees, customers, and suppliers deserve no less.”

He continued, “Our Board believes that sourcing additional capital is a key next step in increasing shareholder value, providing a strengthened balance sheet, planning for the long-term financial health of the enterprise, and to upgrade the facilities and fuel the growth of Mendocino, all in an effort to ensure our storied brand and quality products are enjoyed by the growing craft beer market for years to come.”

He concluded, “We are delighted to have retained Gordian Group, and their external solicitation process is commencing.”

About Mendocino

Originally founded as the Hopland Brewery in 1983 by homebrewers Michael Laybourn, Norman Franks, and John Scahill, Mendocino Brewing Company, Inc. became the first Brewpub in California since Prohibition and the second in the United States. From its origins brewing its iconic Red Tail Ale and selling it in 750ml champagne bottles, Mendocino has expanded over the past 30-plus years into an international operation that sells over 125,000 barrels of beer annually under multiple well-known and respected brand names. The Company’s rich heritage and established brands have enabled it to become a pioneer of the American Craft Beer Renaissance which has seen the number of craft breweries in the U.S. expand to over 4,000, of which Mendocino was one of the originals.

Mendocino operates brewing facilities in California and New York and has the rights to produce, market, and distribute Kingfisher, a popular international premium lager, in North American and European markets. In addition, its unique, dual-coast presence and extra brewing capacity allow the Company to engage in contract brewing arrangements, ensuring that a new generation of craft brewers can bring their beer to consumers. Mendocino’s common stock is traded on the OTCQB under the symbol MENB.

About Gordian Group

Founded in 1988, Gordian Group is an investment bank recognized as a national leader in helping its clients address complex situations, and has completed about 300 engagements on behalf of companies, boards of directors, and shareholders (including entrepreneurs and private equity firms), as well as state and federal agencies.

Interested parties should contact Gordian Group, LLC, care of Liam D. Ahearn at (212) 486-3600 ext. 115 or lda@gordiangroup.com or Peter S. Kaufman at (212) 486-3600 ext. 110 or psk@gordiangroup.com — www.gordiangroup.com for more information.

Forward-Looking Statements

This news release contains “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may contain statements that do not relate strictly to historical or current facts. Forward-looking statements include statements with respect to Mendocino’s beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond Mendocino’s control, and which may cause Mendocino’s actual results, performance or achievements to be materially different from future results, performance, expectations or achievements expressed or implied by such forward-looking statements. Factors that could cause such material difference are discussed in more detail in the Company’s most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. All statements other than statements of historical fact are statements that could be forward-looking statements. Mendocino assumes no obligation to update the information contained in this news release.

SOURCE Mendocino Brewing Company, Inc.